Exhibit 99.1

Kandi Technologies Reports Second Quarter 2022 Financial Results

- Off-road Vehicles Sales Are Steadily Growing

- Quarter-end cash balance1 increased to $232.5 million

JINHUA, CHINA-- (August 8, 2022) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the second quarter of 2022.

Second Quarter Highlights

●	Total revenues of $20.8 million compared to $29.9 million in the same period of 2021.

●	Off-road vehicles sales increased by 84.4% to $10.1 million, compared to $5.5 million in the same period of 2021.

●	EV products sales increased by 307.1% to $2.5 million, compared to $0.6 million in the same period of 2021.

●	EV parts sales were $0.6 million, compared to $6.7 million in the same period of 2021.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales were $1.2 million, compared with $16.5 million in the same period of 2021.

●	Net loss was $1.9 million, or $0.02 loss per fully diluted share, compared to a net income of $40.9 million, or $0.54 income per fully diluted share for the same period of 2021. The decrease was primarily due to the second quarter 2021 gain from the disposal of long-lived assets of approximately $48.3 million, which was related to the relocation of our Jinhua factory. There was no similar gain in the second quarter of 2022.

●	Working capital of $264.2 million as of June 30, 2022

●	Cash, cash equivalents, restricted cash, and certificate of deposit of $232.5 million as of June 30, 2022

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented, “Kandi has continuously refined its business strategy to make our company more diversified and competitive. We saw the positive impact of this effort in the second quarter. Despite frequent lockdowns caused by COVID resurgences and severe supply chain disruptions, our business strategy adjustments enabled us to achieve relatively solid results. Notably, we are getting traction in a variety of newly launched off-road vehicles, such as golf karts, UTVs, ATVs, and beach dune buggy crossovers. For example, the monthly production of golf crossovers increased to 2,000 units in June, from just double digits in March. We intend to launch more new models as the year goes on to capture this market opportunity. We believe this product category could grow around 19%2 annually in compound growth rate, and eventually exceeding $2.2 billion by 2028. We are confident of sequential growth in off-road vehicles in the quarters ahead.”

[1]	Includes cash, cash equivalents, restricted cash, and certificate of deposit.

[2]	Source: The Insight Partners, Electric Off-Road Vehicle Market Forecast to 2028 - COVID-19 Impact and Global Analysis By Vehicle (All-Terain Vehicle (ATV), Special Service Vehicle/Utility Terrain Vehicle (SSV/UTV), and Off-Road Motorcycles), Application (Utility, Sports, Recreation, and Military), and Geography, July 13, 2022.

Q2 2022 Financial Results

Net Revenues and Gross Profit (in USD millions)

	Q2 2022	Q2 2021	Y-o-Y%
Net Revenues	$20.8	$29.9	-30.2%
Gross Profit	$2.7	$6.1	-55.4%
Gross Margin%	13.0%	20.4%	-

Net revenues of $20.8 million in the second quarter of 2022 decreased 30.2% from the same period of 2021. The revenue decline was primarily due to lower sales volumes of Electric Scooters, Electric Self-Balancing Scooters and associated parts and EV parts due to lower seasonal demand. The mix shift to more battery revenue caused the contraction in gross margin.

Operating Income/Loss (in USD millions)

	Q2 2022	Q2 2021	Y-o-Y%
Operating (Expenses) Income	$(9.0)	$38.3	-123.5%
(Loss) income from Operations	$(6.3)	$44.4	-114.2%
Operating Margin%	-30.1%	148.5%	-

Operating expenses were $9.0 million, compared with operating income of $38.3 million for the same period of 2021. Second quarter 2021 operating income included the $48.3 million gain from the disposal of long-live assets related to our Jinhua facility relocation.

Net Income/Loss (in USD millions)

	Q2 2022	Q2 2021	Y-o-Y%
Net (loss) Income	$(1.9)	$40.9	-104.6%
Net (Loss) income per Share, Basic and Diluted	$(0.02)	$0.54	-

Net loss for the second quarter of 2022 was $1.9 million compared to net income of $40.9 million for the same period of 2021, reflecting the one-time facility relocation gain last year.

Second Quarter 2022 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Monday, August 8, 2022. Management will deliver prepared remarks to be followed by a question-and-answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay:

https://viavid.webcasts.com/starthere.jsp?ei=1562753&tp_key=ef917a2508

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

+1 (212) 551-3610

IR@kandigroup.com

The Blueshirt Group

Mr. Gary Dvorchak, CFA

gary@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Current assets
Cash and cash equivalents	$87,098,779	$129,223,443
Restricted cash	72,235,039	39,452,564
Certificate of deposit	73,173,646	55,041,832
Accounts receivable (net of allowance for doubtful accounts of $2,903,505 and $3,053,277 as of June 30, 2022 and December 31, 2021, respectively)	37,794,871	52,896,305
Inventories	41,937,709	33,171,973
Notes receivable	725,332	323,128
Other receivables	8,491,785	8,901,109
Prepayments and prepaid expense	2,516,142	17,657,326
Advances to suppliers	6,978,469	5,940,456
TOTAL CURRENT ASSETS	330,951,772	342,608,136

NON-CURRENT ASSETS
Property, plant and equipment, net	102,735,918	111,577,411
Intangible assets, net	11,606,688	13,249,079
Land use rights, net	3,041,861	3,250,336
Construction in progress	373,484	79,317
Deferred tax assets	2,171,889	2,219,297
Long-term investment	149,334	157,262
Goodwill	34,678,790	36,027,425
Other long-term assets	11,166,861	10,992,009
TOTAL NON-CURRENT ASSETS	165,924,825	177,552,136

TOTAL ASSETS	$496,876,597	$520,160,272

CURRENT LIABILITIES
Accounts payable	$32,635,923	$36,677,802
Other payables and accrued expenses	8,065,531	9,676,973
Short-term loans	1,450,000	950,000
Notes payable	17,933,221	8,198,193
Income tax payable	629,642	1,620,827
Other current liabilities	6,086,563	7,038,895
TOTAL CURRENT LIABILITIES	66,800,880	64,162,690

NON-CURRENT LIABILITIES
Long-term loans	2,210,589	2,210,589
Deferred taxes liability	2,490,130	2,460,141
Contingent consideration liability	5,513,000	7,812,000
Other long-term liabilities	880,925	314,525
TOTAL NON-CURRENT LIABILITIES	11,094,644	12,797,255

TOTAL LIABILITIES	77,895,524	76,959,945

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,648,730 and 77,385,130 shares issued and 75,760,807 and 76,705,381 outstanding at June 30,2022 and December 31,2021, respectively	77,649	77,385
Less: Treasury stock (1,887,923 shares with average price of $3.14 and 679,749 shares with average price of $3.52 at June 30,2022 and December 31,2021, respectively )	(5,937,017)	(2,392,203)
Additional paid-in capital	450,120,903	449,479,461
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at June 30,2022 and December 31,2021, respectively)	(7,769,429)	(4,216,102)
Accumulated other comprehensive loss	(18,704,633)	251,786
TOTAL KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS’ EQUITY	417,787,473	443,200,327

Non-controlling interests	1,193,600	-
TOTAL STOCKHOLDERS’ EQUITY	418,981,073	443,200,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$496,876,597	$520,160,272

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

REVENUES FROM UNRELATED PARTIES, NET	$20,841,183	$29,875,835	$45,732,587	$45,852,002
REVENUES FROM THE FORMER AFFILIATE COMPANY AND RELATED PARTIES, NET	-	-	-	1,587

REVENUES, NET	20,841,183	29,875,835	45,732,587	45,853,589

COST OF GOODS SOLD	(18,122,316)	(23,778,053)	(40,626,557)	(35,401,456)

GROSS PROFIT	2,718,867	6,097,782	5,106,030	10,452,133

OPERATING INCOME (EXPENSE):
Research and development	(1,253,843)	(3,564,905)	(2,394,429)	(25,189,502)
Selling and marketing	(1,172,528)	(1,057,517)	(2,366,227)	(2,204,383)
General and administrative	(6,574,079)	(5,359,572)	(12,330,610)	(9,789,695)
Gain on disposal of long-lived assets	-	48,253,667	-	48,253,667
TOTAL OPERATING (EXPENSE) INCOME	(9,000,450)	38,271,673	(17,091,266)	11,070,087

(LOSS) INCOME FROM OPERATIONS	(6,281,583)	44,369,455	(11,985,236)	21,522,220

OTHER INCOME (EXPENSE):
Interest income	1,378,774	974,105	2,601,078	1,502,697
Interest expense	(138,433)	(78,069)	(286,577)	(204,417)
Change in fair value of contingent consideration	(391,000)	(357,000)	2,299,000	-
Government grants	463,219	114,402	707,317	349,195
Gain from sale of equity in the Former Affiliate Company	-	33,651	-	17,733,911
Share of loss after tax of the Former Affiliate Company	-	(4,904)	-	(2,584,401)
Other income, net	2,373,528	3,827,089	2,417,310	4,325,990
TOTAL OTHER INCOME , NET	3,686,088	4,509,274	7,738,128	21,122,975

(LOSS) INCOME BEFORE INCOME TAXES	(2,595,495)	48,878,729	(4,247,108)	42,645,195

INCOME TAX BENEFIT (EXPENSE)	719,843	(7,949,255)	752,443	(8,118,441)

NET (LOSS) INCOME	(1,875,652)	40,929,474	(3,494,665)	34,526,754

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	61,619	-	58,662	-

NET (LOSS) INCOME ATTRIBUTABLE TO KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS	(1,937,271)	40,929,474	(3,553,327)	34,526,754

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(19,966,230)	4,874,815	(18,956,419)	3,698,802

COMPREHENSIVE (LOSS) INCOME	$(21,841,882)	$45,804,289	$(22,451,084)	$38,225,556

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	75,863,479	75,510,788	76,075,484	75,447,633

NET (LOSS) INCOME PER SHARE, BASIC AND DILUTED	$(0.02)	$0.54	$(0.05)	$0.46

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-controlling interests	Total
Balance, December 31, 2020	75,377,555	$75,377	$-	$439,549,338	$(27,079,900)	$(8,778,151)	$-	$403,766,664
Stock issuance and award	10,000	10	-	22,290	-	-	-	22,300
Net loss	-	-	-	-	(6,402,720)	-	-	(6,402,720)
Foreign currency translation	-	-	-	-	-	(1,176,013)	-	(1,176,013)
Reversal of reduction in the Former Affiliate Company’s equity (net of tax effect of $491,400)	-	-	-	2,771,652	-	-	-	2,771,652
Balance, March 31, 2021	75,387,555	$75,387	$-	$442,343,280	$(33,482,620)	$(9,954,164)	$-	$398,981,883
Stock issuance and award	238,600	239	-	1,374,098	-	-	-	1,374,337
Net income	-	-	-	-	40,929,474	-	-	40,929,474
Foreign currency translation	-	-	-	-	-	4,874,815	-	4,874,815

Balance, June 30, 2021	75,626,155	$75,626	$-	$443,717,378	$7,446,854	$(5,079,349)	$-	$446,160,509

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Non-controlling interests	Total
Balance, December 31, 2021	77,385,130	$77,385	$(2,392,203)	$449,479,461	$(4,216,102)	$251,786	$-	$443,200,327
Stock issuance and award	25,000	25	-	92,925	-	-	-	92,950
Stock buyback	-	-	(1,570,324)	(13,236)	-	-	-	(1,583,560)
Capital contribution from shareholder	-	-	-	-	-	-	1,198,398	1,198,398
Net loss	-	-	-	-	(1,616,056)	-	(2,957)	(1,619,013)
Foreign currency translation	-	-	-	-	-	1,009,811	-	1,009,811

Balance, March 31, 2022	77,410,130	$77,410	$(3,962,527)	$449,559,150	$(5,832,158)	$1,261,597	$1,195,441	$442,298,913
Stock issuance and award	238,600	239	-	584,331	-	-	-	584,570
Stock buyback	-	-	(1,974,490)	(22,578)	-	-	-	(1,997,068)
Net income (loss)	-	-	-	-	(1,937,271)	-	61,619	(1,875,652)
Foreign currency translation	-	-	-	-	-	(19,966,230)	(63,460)	(20,029,690)

Balance, June 30, 2022	77,648,730	$77,649	$(5,937,017)	$450,120,903	$(7,769,429)	$(18,704,633)	1,193,600	$418,981,073

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2022	June 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,494,665)	$34,526,754
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,447,548	4,443,218
Provision (reversal) of allowance for doubtful accounts	4,301	-
Deferred taxes	(116,206)	(11,970)
Share of loss after tax of the Former Affiliate Company	-	2,584,401
Gain from equity sale in the Former Affiliate Company	-	(17,733,911)
Gain on disposal of long-lived assets	-	(48,253,667)
Change in fair value of contingent consideration	(2,299,000)	-
Stock based compensation expense	639,690	1,429,456

Changes in operating assets and liabilities:

Accounts receivable	(9,108,858)	2,054,930
Notes receivable	1,925,896	-
Inventories	(9,949,597)	(3,328,120)
Other receivables and other assets	(2,806,192)	(14,040,619)
Advances to supplier and prepayments and prepaid expenses	13,475,591	20,596,182

Increase (Decrease) In:
Accounts payable	32,751,997	(1,044,040)
Other payables and accrued liabilities	4,198,349	(463,016)
Notes payable	(7,788,622)	(93,273)
Income tax payable	(777,068)	7,671,740
Net cash provided by (used in) operating activities	$23,103,164	$(11,661,935)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(1,491,918)	(6,565,755)
Payment for construction in progress	(308,304)	(1,869,028)
Proceeds from disposal of long-lived assets	-	23,234,680
Repayment from (loan to) third party	-	31,686,168
Certificate of deposit	(21,617,615)	(54,098,335)
Proceeds from sales of equity in the Former Affiliate Company	-	23,803,268
Long-term Investment	-	(108,197)
Net cash (used in) provided by investing activities	$(23,417,837)	$16,082,801

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	5,070,582	250,000
Repayments of short-term loans	(4,570,582)	-
Contribution from non-controlling shareholder	787,499	-
Purchase of treasury stock	(3,580,628)	-
Net cash (used in) provided by financing activities	$(2,293,129)	$250,000

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(2,607,802)	$4,670,866
Effect of exchange rate changes	$(6,734,387)	$997,982
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$168,676,007	$142,520,635

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$159,333,818	$148,189,483
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	87,098,779	132,071,957
-RESTRICTED CASH AT END OF PERIOD	72,235,039	16,117,526

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$140,831	373,433
Interest paid	$102,722	-

SUPPLEMENTAL NON-CASH DISCLOSURES:
Reversal of decrease in investment in the Former Affiliate Company due to change in its equity (net of tax effect of $491,400)	-	2,813,968
Increase of other receivable for equity transfer payment of the Former Affiliate Company	-	23,803,268
Contribution from non-controlling shareholder by inventories and fix assets	393,986	-